Exhibit 99.1

Enliven Therapeutics Announces $90 Million Private Placement Financing and Provides Pipeline Updates

Financing includes participation from new and existing investors

Net proceeds, along with existing cash, cash equivalents and marketable securities, are expected to extend cash runway into late 2026 and through multiple key clinical milestones for ELVN-001 and ELVN-002

Company to host an event with KOLs on April 11, 2024, to discuss initial proof of concept data from a Phase 1a trial evaluating ELVN-001 in adults with chronic myeloid leukemia (CML)

BOULDER, Colo., March 19, 2024 (GLOBE NEWSWIRE) — Enliven Therapeutics, Inc. (Enliven or the Company) (Nasdaq: ELVN), a clinical-stage precision oncology company focused on the discovery and development of next-generation small molecule kinase inhibitors, today announced that it has entered into a securities purchase agreement for a private investment in public equity (PIPE) financing that is expected to result in gross proceeds of approximately $90 million, before deducting offering expenses. The financing includes participation from new and existing investors, including Commodore Capital, Fairmount, Venrock Healthcare Capital Partners, a biotech investor, a large mutual fund, Rock Springs Capital, Logos Capital, Woodline Partners LP and Acuta Capital Partners.

“We appreciate the support from our existing and new high-quality investors and their confidence in our clinical programs,” said Sam Kintz, MBA, Enliven’s Co-founder and Chief Executive Officer. “The additional funding further strengthens our balance sheet and enables us to achieve critical, longer-term clinical milestones as we advance our parallel lead programs, ELVN-001 and ELVN-002. We are particularly excited to share initial proof of concept data for ELVN-001 at our KOL event in a few weeks.”

Recent Research and Development Updates and Upcoming Milestones

ELVN-001, a highly selective, small molecule kinase inhibitor designed to specifically target the BCR-ABL gene fusion

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The Company is currently enrolling patients in its Phase 1 clinical trial evaluating ELVN-001 in adults who failed or are intolerant to available therapies known to be active for the treatment of their CML (NCT05304377), and will host a key opinion leader (KOL) event with CML Investigators Professor Michael Mauro of Memorial Sloan-Kettering Cancer Center and Professor Fabian Lang of Goethe University Hospital, on April 11, 2024, to discuss initial proof of concept data from the trial. More details of the event will be announced soon.

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In the ongoing Phase 1a dose escalation, 10-120mg once daily (QD), ELVN-001 has been well tolerated with anti-CML activity at and above 20mg QD, including both achievement and maintenance of major molecular responses (MMR) by three months in late line patients, and in patients with prior asciminib experience.

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A maximum tolerated dose (MTD) has not been reached, and there have been no dose reductions. Of note, there have been no ≥ Grade 3 non-hematologic treatment-related adverse events (TRAEs) and of the Grade 1/2 non-hematologic TRAE, none > 11%.

○	At above 20mg QD, ELVN-001 achieved superior target coverage compared to 2nd Generation TKIs.

•	More detailed ELVN-001 data will be presented at the April 11th KOL event.

ELVN-002, a potent, highly selective, central nervous system (CNS) penetrant and irreversible HER2 inhibitor with activity against wild type HER2 and various HER2 mutations

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Following the U.S. Food and Drug Administration’s approval of its Investigational New Drug (IND) application, the Company recently activated its first site to evaluate ELVN-002 in combination with trastuzumab +/- chemotherapeutic agents in adults with HER2+ metastatic breast cancer (MBC) and colorectal cancer (CRC). Dosing of the first patient in the combination study is expected in Q2 2024.

•	The combination trial in patients with HER2+ cancers is supported by the initial data from the ongoing monotherapy trial, which includes:

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Investigator reported responses (including unconfirmed) in both HER2+ and HER2 mutant tumors, including in patients who have progressed on Enhertu and patients with brain metastases, at doses that have been well tolerated.

○	At the clinically predicted optimal monotherapy dose (n=30), based on current Phase 1a data:

◾	The most common reported (>10%) treatment-related adverse events (AEs) were headache, nausea, vomiting and diarrhea. Of note, no Grade 3 diarrhea (0%) and only Grade 1/2 AST/ALT (3%/0%) and rash (3%).

◾	Compared to tucatinib, ELVN-002 had >10x target coverage based on pharmacokinetics in cancer patients and preclinical HER2+ efficacy.

•	Phase 1 data and initial proof of concept combination data in HER2+ cancers are expected in 2025.

Details of the PIPE Financing

Pursuant to the terms of the securities purchase agreement, Enliven has agreed to sell an aggregate of 5,357,144 shares of its common stock at a price of $14.00 per share, representing a premium of approximately 11% to Enliven’s closing price on March 18, 2024, and pre-funded warrants to purchase 1,071,505 shares of its common stock at a price per pre-funded warrant of $13.999. Enliven anticipates the gross proceeds from the private placement to be approximately $90 million, before deducting offering expenses. The PIPE financing is expected to close on or about March 21, 2024, subject to satisfaction of customary closing conditions.

Enliven intends to use the net proceeds from the proposed financing to fund research and development of its clinical-stage product candidates, other research programs, working capital and general corporate purposes. The proceeds from this financing, combined with current cash, cash equivalents and marketable securities, are expected to fund current operations into late 2026 and through the following additional key milestones for the Company’s two clinical programs:

•	ELVN-001:

○	In 2025, Phase 1b data including between approximately 60-100 patients across various lines of therapy with significant follow-up

○	By the end of 2025, initial regulatory interactions with the aim of achieving regulatory path clarity regarding the first head-to-head pivotal trial

•	ELVN-002:

○	In 2025, Phase 1 monotherapy data, Phase 1a/b Herceptin combination data in HER2+ CRC, and initial Phase 1a combination data in HER2+ MBC

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (Securities Act), and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Enliven has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the pre-funded warrants sold in the PIPE financing. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Enliven Therapeutics

Enliven Therapeutics is a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule inhibitors to help people with cancer not only live longer, but live better. Enliven aims to address existing and emerging unmet needs with a precision oncology approach that improves survival and enhances overall well-being. Enliven’s discovery process combines deep insights in clinically validated biological targets and differentiated chemistry to design potentially first-in-class or best-in-class therapies. Enliven is based in Boulder, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning Enliven and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Enliven, as well as assumptions made by, and information currently available to, management of Enliven. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the potential of, and plans and expectations regarding, Enliven’s programs, including ELVN-001 and ELVN-002; Enliven’s pipeline of product candidates; expected milestones for ELVN-001 and ELVN-002, including the expected timing of dosing of ELVN-002 in combination and of data from the clinical trials of ELVN-001 and ELVN-002; statements relating to Enliven’s expected cash runway; the timing and expectation of the closing of the PIPE financing; the satisfaction of customary closing conditions related to the PIPE financing and the anticipated use of proceeds therefrom; and statements by Enliven’s Co-founder and Chief Executive Officer. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various risks and uncertainties, including, without limitation: whether the conditions for the closing of the PIPE financing will be satisfied; the limited operating history of Enliven; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, product candidates; the outcome of preclinical testing and early clinical trials for product candidates and the potential that the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials; Enliven’s limited resources; the risk of failing to demonstrate safety and efficacy of product candidates; Enliven’s limited experience as a company in designing and conducting clinical trials; potential delays or difficulties in the enrollment or maintenance of patients in clinical trials; developments relating to Enliven’s competitors and its industry, including competing product candidates and therapies; the decision to develop or seek strategic collaborations to develop Enliven’s current or future product candidates in combination with other therapies and the cost of combination therapies; the ability to attract, hire, and retain highly skilled executive officers and employees; the ability of Enliven to protect its intellectual property and proprietary technologies; the scope of any patent protection Enliven obtains or the loss of any of Enliven’s patent protection; reliance on third parties, including contract manufacturing organizations, contract research organizations and strategic partners; general market or macroeconomic conditions; Enliven’s ability to obtain additional capital to fund Enliven’s general corporate activities and to fund Enliven’s research and development; and other risks and uncertainties, including those more fully described in Enliven’s filings with the Securities and Exchange Commission (SEC), which may be found in the section titled “Risk Factors” in Enliven’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the SEC and in Enliven’s future reports to be filed with the SEC. Except as required by applicable law, Enliven undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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